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                                                                    Exhibit 4.2

                             PARTICIPATION AGREEMENT

         PARTICIPATION AGREEMENT dated as of March 6, 2000 (the "CLOSING DATE"), by and among MMXI Europe B.V., a private company with limited liability organized under the laws of the Netherlands (the "COMPANY"), Osprey Research B.V. ("OSPREY"), a private company with limited liability organized under the laws of the Netherlands and wholly-owned subsidiary of SIFO Group AB ("SIFO"), a Swedish corporation and SIFO.

                                  WITNESSETH:

         WHEREAS, the Company wishes to issue to Osprey, and Osprey wishes to receive from the Company, an equity interest in the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the companies hereby covenant and agree as follows:

         1.       INITIAL CONTRIBUTION.

         On the date hereof, Osprey shall contribute to the Company
(euro)173,913 in cash and enter into the Agreements (as defined below) in exchange for 1,739 shares of the Company's share capital (the "OSPREY SHARES"). As of the date hereof, the Osprey Shares represent a 7.99% equity interest in the Company.

         2.       ADDITIONAL CONTRIBUTIONS.

         Osprey shall make additional contributions to the Company, from time to time, as set forth in the Shareholders' Agreement (as defined below).

         3.       AGREEMENTS.

         On the date hereof, Osprey shall enter into:

         (a) the Amendment to Shareholders' Agreement, dated the date hereof, among the Company, Media Metrix, Inc. ("MMXI"), GfK AG ("GFK") and IPSOS SA ("IPSOS") (the "SHAREHOLDERS' AGREEMENT AMENDMENT"), and attached hereto as Exhibit A;

         (b) the Media Metrix, Inc. Stock Option Agreement, dated the date hereof, between MMXI and Osprey, and attached hereto as Exhibit B;

         (c) the Amendment to Registration Rights Agreement, dated the date hereof, among MMXI, GfK, IPSOS and Osprey, and attached hereto as Exhibit C;

         (d) the Deed of Issue for shares of the Company, dated the date hereof, and attached
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 hereto as Exhibit D; and

         (e) this Agreement (such documents are collectively referred to herein as the "AGREEMENTS").


         4.         REPRESENTATIONS AND WARRANTIES BY THE COMPANY.

         The Company represents and warrants to Osprey as follows:

         (a) The Company is a corporation duly organized and validly existing under the laws of The Netherlands.

         (b) The Company has the full right, power and authority to enter into the Agreements to which it is a party (the "COMPANY AGREEMENTS") and to perform its obligations thereunder. The Company Agreements have been duly authorized, executed and delivered by it, and the Company Agreements constitute its valid and binding obligations, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally, or equity principles, whether in a proceeding in equity or law.

         (c) The Company is not a party to any contract or other arrangement of any nature that will materially interfere with its full, due and complete performance of the Company Agreements to which the Company is a party.

         (d) There is no litigation or proceeding pending nor, to the best of the Company's knowledge and belief, is any investigation pending or litigation, proceeding, or investigation threatened involving the Company or any of its affiliates which could, if adversely determined, materially and adversely affect the operation or financial condition of the Company or the performance of the Company's obligations under the Company Agreements.

         (e) The execution, delivery and performance of the Company Agreements by the Company will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the articles of association or memorandum of association of the Company, (ii) any material contract or other arrangement to which the Company is a party or by which the Company is bound, or (iii) any statute, rule or governmental regulation applicable to the Company.

         5.       REPRESENTATIONS AND WARRANTIES BY OSPREY.

         Osprey represents and warrants to the Company as follows:

         (a) Osprey is a corporation duly organized and validly existing under the laws of The Netherlands.
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         (b) Osprey has the full right, power and authority to enter into the
Agreements and to perform its obligations thereunder. The Agreements have been duly authorized, executed and delivered by it, and the Agreements constitute its valid and binding obligations, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally, or equitable principles, whether in a proceeding in equity or law.

         (c) Osprey is not a party to any contract or other arrangement of any nature that will materially interfere with its full, due and complete performance of the Agreements.

         (d) There is no litigation or proceeding pending nor, to the best of Osprey's knowledge and belief, is any investigation pending or litigation, proceeding, or investigation threatened involving Osprey or any of its affiliates which could, if adversely determined, materially and adversely affect the operation or financial condition of the Company or the performance of Osprey's obligations under the Agreements.

         (e) The execution, delivery and performance of the Agreements by Osprey will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the organizational documents of Osprey, (ii) any material contract or other arrangement to which Osprey is a party or by which Osprey is bound, or (iii) any statute, rule or governmental regulation applicable to Osprey.

         6.       CONDITIONS TO CLOSING.

         On or prior to the date hereof, the following conditions shall have been met:

         (a) Osprey shall have made the initial contribution and shall have executed and delivered the Agreements to which it is a party.

         (b) The Company shall have executed and delivered the Amendment to Shareholders' Agreement, dated as of the date hereof, between the Company and MMXI.

         (c) Each party to the Agreements other than Osprey and the Company shall have executed and delivered the Agreement or Agreements to which it is party.

         7.       SIFO GUARANTEE.

         SIFO hereby unconditionally and irrevocably guarantees the obligations of Osprey under the Agreements.

         8.       GOVERNING LAW.

         The validity, performance, and all matters relating to the interpretation and effect of this Agreement shall be governed by the laws of The Netherlands, without regard to principles of law (such as "conflicts of law") that might make the law of some other jurisdiction applicable.
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         9.       COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same Agreement.

         10.      ARBITRATION.

         All disputes arising out of this Agreement, including, without limitation, disputes concerning the existence and validity thereof, shall be resolved by binding arbitration in accordance with the rules of the Netherlands Arbitration Institute (Netherlands Arbitrage Instituut, the "NAI") and in accordance with the following:

                  (a) the arbitral tribunal shall be comprised of three arbitrators, one of whom shall be appointed by the Company, one of whom shall be appointed by the Osprey and one of whom shall be appointed by the first two arbitrators;

                  (b) the place of arbitration shall be Amsterdam, The Netherlands;

                  (c) all proceedings shall be conducted in the English language;

                  (d) the tribunal shall make its determination in accordance with the rules of the law;

                  (e) the proceedings may not be consolidated with any other arbitration proceedings pursuant to Section 1046 of the Code of the Civil Procedure (Wetboek van urgerlijke Rechtsvordering), unless such other proceedings are conducted exclusively between the parties to this Option; and

                  (f)      the arbitral judgment may not be published by the
         NAI.
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    MMXI EUROPE B.V.


                                    By: /s/ Arielle Dinard
                                    ----------------------
                                    Name:   Arielle Dinard
                                    Title:   Managing Director


                                    OSPREY Research B.V.

                                    By:  /s/ Jan-Erik Jannsson
                                    --------------------------
                                    Name:    Jan-Erik Jannsson
                                    Title:   Director

                                    SIFO GROUP AB (publ)

                                    By: /s/ Jan-Erik Jannsson
                                    -------------------------
                                    Name:    Jan-Erik Jannsson
                                    Title:   Chief Financial Officer
                                             (power of attorney)
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                              SCHEDULE OF EXHIBITS


Exhibit A -       Amendment to Shareholders' Agreement

Exhibit B -       Media Metrix, Inc. Stock Option Agreement

Exhibit C -       Amendment to Registration Rights Agreement

Exhibit D-        Deed of Issue